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                                                                     EXHIBIT 5.1

                     MEADOWS, OWENS, COLLIER, REED, COUSINS
                                 & BLAU L.L.P.
                             3700 NationsBank Plaza
                                901 Main Street
                                Dallas, TX 75202
                                 (214) 744-3700
                                 (214) 747-3732

                                           , 1998
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Silverleaf Resorts, Inc.
1221 Riverbend Drive
Suite 120
Dallas, Texas 75247

         Re: Silverleaf Resorts, Inc. -- Registration of Senior Subordinated Notes due 2008

Ladies and Gentlemen:

         In connection with the registration of $75,000,000 in aggregate principal amount of ____% Senior Subordinated Notes due 2008 (the "Notes") by Silverleaf Resorts, Inc., a Texas corporation (the "Company") on Form S-1 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the "Commission") on March __, 1998 (File No. 333-_____), as amended by Amendment No. 1 filed with the Commission on ___________, 1998, as amended by Amendment No. 2 filed with the Commission on ___________, 1998 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Notes, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.
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Silverleaf Resorts, Inc.
           , 1997
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Page 2



         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the internal laws of the State of ________, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that:

         1) the Notes have been duly authorized by all necessary corporate action on the part of the Company, and upon issuance and delivery thereof, in accordance with and subject to the terms of the Registration Statement and the Indenture (as defined in the Registration Statement), the Notes will be validly issued; and

         2) the Notes, when authenticated by the Trustee and executed and delivered by the Company in accordance with the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the following additional limitations, qualifications and exceptions:

         (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors;

         (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

         (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

         (iv) the manner by which the acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         To the extent that the obligations of the Company under the Indenture and the Notes (collectively, the "Documents") may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by each of the Documents; that each of the Documents has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the
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Silverleaf Resorts, Inc.
           , 1997
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Trustee is in compliance, generally and with respect to acting as a trustee under each of the Documents, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under each of the Documents.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."


                                                               Very truly yours,